     As filed with the Securities and Exchange Commission on March 19, 2004

                                                  Commission File No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                                   AEGON N.V.
             (Exact name of Registrant as specified in its charter)

        The Netherlands                                       N/A
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                               Mariahoeveplein 50
                                2591 TV The Hague
                                 The Netherlands
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   AEGON USA INVESTMENT MANAGEMENT, INC. 2001
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                              Craig D. Vermie, Esq.
                                 AEGON USA, Inc.
                             4333 Edgewood Road N.E.
                            Cedar Rapids, Iowa 52499
                                 (319) 398-8511

 (Name, address and telephone number including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                               Eric F. Fess, Esq.
                             Chapman and Cutler LLP
                             111 West Monroe Street
                             Chicago, Illinois 60603
                                 (312) 845-3000
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                               Amount to be         Proposed maximum     Proposed maximum     Amount of
                                               registered(1)       offering price per       aggregate       registration
Title of securities to be registered                                    share(2)          offering price         fee
---------------------------------------------------------------------------------------------------------------------------
Common Shares, par value 0.12 euros
per share                                         37,935                 $12.96              $491,638            $63
===========================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) under the 1933 Act solely for the purpose of computing the registration fee.

PART II              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         AEGON N.V. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 37,935 shares of the Registrant's Common Shares, par value 0.12 euros per share ("Common Shares"), for issuance pursuant to the AEGON USA Investment Management, Inc. 2001 Long-Term Incentive Plan (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Registrant pursuant to the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 20-F, as amended, for the fiscal year ended December 31, 2002;

         (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2002 including reports on Form 6-K; and

         (3) The description of the Registrant's Common Shares contained in the Registrant's Form 8-A (File No. 1-10882) filed with the Commission on October 4, 1991.

         All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, including any Annual Report Form 20-F and reports on Form 6-K, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, see Item 3(3) above.

ITEM 5.  INTERESTS AND NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has agreed to indemnify each member of the Executive Board and the Supervisory Board and each officer of the Registrant if, in the course of carrying out his duties, such person incurs personal liability under civil law for the financial consequences thereof, subject to the Registrant's reservation of its rights to recover payment made under the indemnity from each such person to the fullest extent permitted by applicable laws. The Registrant maintains an insurance policy with a third party insurer insuring officers and directors against the foregoing liability.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.01 Form of AEGON USA Investment Management, Inc. 2001 Long-Term Incentive Plan.

         4.02 Specimen Share Certificate (incorporated herein by reference to the Registrant's Form 8-A (File No. 1-10882) filed on October 4, 1991).

         5.01 Opinion of Erik Lagendijk, General Counsel of AEGON N.V., regarding the legality of the Common Shares.

         23.01 Consent of Ernst & Young Accountants.

         23.02 Consent of Erik Lagendijk (included in Exhibit 5.01).

         24.01 Power of attorney (included on the signature page of this registration statement).

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) To include any prospectus required by Section 10(a)(3)
                 of the 1933 Act;

                     (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                     (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Hague, The Netherlands, on March 17, 2004.

                                           AEGON N.V.

                                           By:     /s/ D.J. SHEPARD
                                               ----------------------------
                                                       D.J. Shepard
                                               Chairman of the Executive Board



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D.J. Shepard and Craig D. Vermie, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 17, 2004.

        SIGNATURE                                          TITLE


     /s/ D.J. Shepard                          Chairman of the Executive Board
-------------------------                          (Chief Executive Officer)
       D.J. Shepard

   /s/ S.M.B. STREPPEL                               Executive Board Member
-------------------------                           (Principal Financial and
     S.M.B. Streppel                                    Accounting Officer)

  /s/ J.G. VAN DER WERF                              Executive Board Member
-------------------------
    J.G. van der Werf

    /s/ A.R. WYNAENDTS                               Executive Board Member
-------------------------
      A.R. Wynaendts

    /s/ M. TABAKSBLAT                             Chairman of the Supervisory
-------------------------                              Board of Directors
       M. Tabaksblat

    /s/ H. DE RUITER                                 Supervisory Board Member
-------------------------                                 (Vice Chairman)
       H. de Ruiter

     /s/ F.J. DE WIT                                 Supervisory Board Member
-------------------------
       F.J. de Wit

    /s/ O.J. OLCAY                                   Supervisory Board Member
-------------------------
      O.J. Olcay

   /s/ L.M. VAN WIJK                                 Supervisory Board Member
-------------------------
      L.M. van Wijk

     /s/ K.J. STORM                                  Supervisory Board Member
-------------------------
        K.J. Storm

    /s/ D.G. EUSTACE                                 Supervisory Board Member
-------------------------
      D.G. Eustace

   /s/ W.F.C. STEVENS                                Supervisory Board Member
-------------------------
      W.F.C. Stevens

      /S/ T. REMBE                                   Supervisory Board Member
-------------------------
         T. Rembe

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 17, 2004 by the undersigned as the duly authorized representative of AEGON N.V. in the United States.

                                                          /s/ CRAIG D. VERMIE
                                                          -------------------
                                                          Craig D. Vermie

         Cedar Rapids, Iowa

                                INDEX TO EXHIBITS


    EXHIBIT                                                                                   SEQUENTIALLY
     NUMBER                                  DESCRIPTION                                        NUMBERED
                                                                                                  PAGE
       4.01      Form of AEGON USA Investment Management, Inc. 2001 Long-Term
                 Incentive Plan...............................................................

       4.02      Specimen Share Certificate (incorporated herein by reference to the Registrant's Form 8-A (File No. 1-10882) filed on October 4,
                 1991)........................................................................

       5.01      Opinion of Erik Lagendijk, General Counsel of AEGON N.V.,
                 regarding the legality of the Common Shares..................................
      23.01
                 Consent of Ernst & Young Accountants.........................................

      23.02
                 Consent of Erik Lagendijk (included in Exhibit 5.01).

      24.01      Power of Attorney (included on the signature page of this
                 Registration Statement)......................................................